Exhibit 99.1

Contact: Topher Malarkey (206) 373-9047

Onvia Increases Revenue 43% Over Second Quarter 2002

Company Reports Lowest Quarterly Net Loss to Date

Onvia.com, Inc. (Nasdaq: ONVI), Seattle, WA – August 8, 2003 – Seattle-based Onvia, a leading notification service for government agencies and business suppliers, announced its second quarter results today. Revenue for the second quarter of 2003 was $2.4 million, compared to $1.7 million during the second quarter of 2002, an increase of 43%. Net loss decreased to $1.6 million, compared to $3.6 million during the second quarter of 2002, an improvement of 57% and the Company’s best quarterly performance as a public company. In the quarter ending June 30, 2003, the Company reduced cash used in operations to $993,000 including idle lease payments of $727,000. Net cash used in operations excluding idle lease payments was $266,000.

Financial Results

Revenue

•	Revenue for the three and six months ended June 30, 2003 was $2.4 million and $4.6 million, respectively, compared to $1.7 million and $3.3 million during the same periods of 2002, an increase of 43% and 42%, respectively. Onvia earns revenue from its subscription-based government lead notification service and its corporate sales program.

Net Loss

•	Net loss decreased to $1.6 million and $3.9 million for the three and six months ended June 30, 2003, respectively, compared to $3.6 million and $23.5 million during the comparable periods of 2002, a decrease of 57% and 84%, respectively.

Loss Per Share

•	On a per share basis, the Company reported a net loss of $0.20 and $0.50, respectively, for the three and six months ended June 30, 2003, compared to a net loss of $0.47 and $3.05 for the same periods in 2002. The Company has approximately 7,670,000 shares outstanding.

Cash Flow

•	The Company finished the second quarter with $34.6 million in cash and short term investments, a decrease of $1.5 million from March 31, 2003. Cash used in operations was $993,000, including idle lease payments of $727,000. Net cash used in operations excluding idle lease payments was approximately $266,000 in the second quarter of 2003. Other cash outflows during the second quarter included capital expenditures and other investing activities of $513,000.

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“During the first half of 2003, we have experienced significant success in selling higher valued products to our customers,” stated Clayton Lewis, Onvia’s President and Chief Operating Officer. “To support this initiative, we launched new premium data products, new business categories and added new sales teams. As a result, we have increased our average subscription price to $473 in the second quarter of 2003 compared to $286 in the second quarter of 2002. Average subscription price reflects the annual value of new and repeat subscriptions sold during the quarter.”

Premium customers grew to 54% of Onvia’s total subscriber base, up from 48% in the first quarter of 2003. Total subscribers remained at 24,000 in the second quarter of 2003, which is consistent with the Company’s efforts to grow premium subscribers at the expense of standard customers. Onvia also introduced 9 new business categories, including printing, medical equipment, and insurance and increased average monthly lead flow by 24% to 46,000 government leads per month.

Government agency participation continues to be an important factor in the success of Onvia’s business. The Company added 11 agencies to the network in the second quarter of 2003. Onvia has significant agency participation in Florida, Texas, Virginia, Ohio, South Carolina, Illinois, Nevada, Kansas, Missouri, and Wisconsin. The Company is adding agencies in new regions across the nation, including California and Washington State.

In the second quarter of 2003, Onvia moved to resolve the class action lawsuits filed against the Company. In June, Onvia accepted a settlement proposal concerning five securities class action suits filed against 309 companies including Onvia, its former executive officers and Onvia’s lead underwriter, Credit Suisse First Boston in 2001. The final settlement agreement must be negotiated and approved by the court. The Company expects any cost from this settlement to be covered by its Directors and Officers insurance. Also in June, Onvia was removed from a securities class action suit filed in February 2003 in the Southern District of Florida.

Mike Pickett, Onvia’s Chairman and Chief Executive Officer stated, “I am very pleased with the Company’s success in reducing net cash used in operations. With continued execution of the current strategy, management expects the Company to achieve cash flow profitability in the near future,” Pickett continued. “We are no longer choosing an exact date for achieving cash flow profitability since it is subject to items that are difficult to predict, such as accounts receivable mix, subscription terms, and sub-leasing idle facilities. Going forward, we will be focused on GAAP financial reporting to communicate the status of the Company to our stockholders and potential investors.”

A conference call hosted by Onvia’s management will be held today, Friday, August 8 at 1 p.m. PDT to further discuss the financial results of the Company. This call will be broadcast via the Internet and may be accessed from the Company’s corporate page at www.onvia.com. A replay of the broadcast will remain available on the Company’s website starting two hours after the conference call through midnight, August 12, 2003. For investor relations questions please e-mail investorrelations@onvia.com.

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About Onvia

Onvia.com, Inc. (Nasdaq: ONVI) helps businesses secure government contracts and government agencies find suppliers online. Onvia assists businesses in identifying and responding to bid opportunities from more than 50,000 government purchasing offices in the $600 billion federal, state, and local government marketplace. Onvia also manages the distribution and reporting of requests for proposals and quotes from more than 400 government agencies nationwide. The size and strength of Onvia’s network allows suppliers and agencies to find better matches quickly, saving time and money. For more information, contact Onvia.com, Inc.: 1260 Mercer Street, Seattle, WA 98109. Tel: 206/282-5170, fax: 206/373-8961, or visit www.onvia.com, or email investorrelations@onvia.com.

Forward Looking Statements

This release contains, in addition to historical information, forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or beliefs, and involve risks and uncertainties, including statements regarding improvement in Onvia’s financial performance, Onvia’s path to cash flow profitability, Onvia’s customer mix between premium and standard customers, average subscription prices, the progress and benefits of Onvia’s execution of its business plan, and management’s expectations concerning the status of class action lawsuits against Onvia. Onvia’s actual results could differ materially from those described in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: Onvia’s failure to identify and increase premium subscribers; premium subscribers’ rejection of increased subscription prices and/or comprehensive services; rejection of new premium products and sales categories by Onvia’s customers; Onvia’s loss of standard subscribers may materially impact future revenue generation; Onvia’s failure to anticipate expenditures which could significantly increase Onvia’s operating costs and cash burn rate; inability to meet our projected renewal rates; failure of Onvia’s new sales team to generate incremental revenue; inability to sublet the idle office space within projected timeframes and at expected rental rates; dissatisfaction by agencies and suppliers with Onvia’s provision of products and services; Onvia’s inability to handle the increased bid flow on its online network; failure to make online bidding and quote service accessible and efficient for government agencies; Onvia’s inability to achieve cash flow profitability within projected timeframes; and failure of government agencies and businesses to participate in Onvia’s exchange in sufficient and increasing number.

For a detailed discussion of these and other cautionary statements, please refer to Onvia’s filings with the Securities and Exchange Commission (SEC) including Onvia’s Annual Report on Form 10-K for the year ended December 31, 2002, Onvia’s Quarterly Report on Form 10-Q for the first quarter of 2003, and Onvia’s Proxy Statement filed with the SEC on May 8, 2003.

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